SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

SOURCE FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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SOURCE FINANCIAL, INC.

Level6/97 Pacific Highway

North Sydney NSW 2060

Australia

+61 2 8907-2500

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

OF STOCKHOLDERS IN LIEU OF A MEETING

To Our Stockholders:

This Notice and the accompanying Information Statement are being distributed to holders of our outstanding shares of common stock, $0.001 par value, to advise them of an amendment to Article FOURTH of our amended and restated certificate of incorporation decreasing the number of authorized shares of our preferred stock and common stock previously approved by written consent of Hugh Evans, our Chief Executive Officer and President, as trustee of a family trust and as the record owner of shares of our Series B Preferred Stock, representing in the aggregate approximately 56.04% of our outstanding voting shares. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendment will not become effective until at least 20 calendar days after the mailing of this Notice and the accompanying Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

June __, 2015	/s/ Hugh Evans
Hugh Evans
Chief Executive Officer and President

SOURCE FINANCIAL, INC.

Level6/97 Pacific Highway

North Sydney NSW 2060

Australia

+61 2 8907-2500

INFORMATION STATEMENT

June __, 2015

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF STOCKHOLDERS, STOCKHOLDERS OWNING A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED AN AMENDMENT TO ARTICLE FOURTH OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE “CERTIFICATE OF INCORPORATION”) REDUCING THE NUMBER OF SHARES OF PREFERRED STOCK WE ARE AUTHORIZED TO ISSUE FROM 1,000,000 TO 10,000 AND THE NUMBER OF SHARES OF COMMON STOCK WE ARE AUTHORIZED TO ISSUE FROM 50,000,000 TO 12,000,000 (THE “AMENDMENT”). A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

Amendment to Certificate of Incorporation Reducing the Number of Shares of Common Stock We Are Authorized to Issue

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on June 12, 2015 (the "Record Date") of the common stock, par value $.001 per share, of Source Financial, Inc., a Delaware corporation (“Source,” "we,” "our" or the "Company"), in connection with  the adoption of an amendment to Article FOURTH of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) reducing the number of shares of preferred stock we are authorized to issue from 1,000,000 to 10,000 and the number of shares of common stock we are authorized to issue from 50,000,000 to 12,000,000 (the “Amendment”). A copy of the Certificate of Amendment to our Certificate of Incorporation effecting the Amendment is annexed as Appendix A hereto. The Amendment has been adopted to reduce our annual franchise tax liability to the State of Delaware which is based upon the number of authorized shares of our capital stock. We have no agreements, commitments or understandings to issue shares of our preferred stock or common stock, other than 264,500 shares of common stock issuable upon exercise of outstanding options at exercise prices ranging from $1.30 to $2.50 per share, including options to purchase 225,000 shares granted to our non-employee directors under our 2013 Omnibus Incentive Plan, at an exercise price of $2.00 per share.

The Amendment was approved by unanimous written consent in lieu of a meeting of our Board of Directors signed on the Record Date and by written consent in lieu of a meeting signed by Hugh Evans, our Chief Executive Officer and President, as trustee of a family trust and as the record owner of shares of our Series B Preferred Stock, representing in the aggregate approximately 56.04% of our outstanding voting shares as of the Record Date (the “Stockholder Consent”). As of the Record Date, we had outstanding 7,671,632 shares of common stock and 5,000 shares of our series B preferred stock. Holders of the Company’s Series B Preferred Stock vote together with holders of common stock as a single class on all matters presented to holders of our common stock, with holders of Series B Preferred Stock entitled to 1,000 votes for each share of Series B Preferred Stock owned. For purposes of computing the total voting power of the shares owned by Mr. Evans, the number of outstanding voting shares is 12,671,632.

Approval of the Amendment by a written consent in lieu of a meeting of stockholders signed by the holders of a majority of our outstanding shares of common stock is sufficient under Section 242 of the Delaware General Corporation Law (“GCL”). Accordingly, no proxy of our stockholders will be solicited for a vote on the Amendment and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C, and Section 242 of the GCL. In accordance with Regulation 14C, the Amendment will not be effectuated prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date.

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The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about June __, 2015 to all stockholders of record as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of the Record Date by:

●	each person known to us to be the beneficial owner of more than 5% of our common stock and our series B preferred stock, our only voting securities;

●	each of our directors;

●	each of our executive officers whose compensation for our most recently completed fiscal year was in excess of $100,000; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Source Financial, Inc., Level6/97 Pacific Highway, North Sydney NSW 2060, Australia. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, where applicable.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Applicable percentage voting power is based on 7,671,632 shares of common stock and 5,000 shares of Series B Preferred Stock outstanding as of the Record Date. Holders of the Company’s Series B Preferred Stock are entitled to elect a majority of our Board of Directors through June 30, 2018 and vote together with holders of common stock as a single class on all matters presented to holders of our common stock, with holders of Series B Preferred Stock entitled to 1,000 votes for each share of Series B Preferred Stock owned.

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Shares Beneficially Owned

	Common Stock			Series B Preferred Stock		Percent Total Voting
	Shares		Percent	Shares	Percent	Power (1)

Directors and Named Executive Officers:
Hugh Evans	2,201,786	(2)	28.70%	5,000	100%	56.83%
Mark Cameron	0		-	0	-	-
Klaus Selinger	47,909	(3)	*	0	-	*
John Wolfgang	47,909	(3)	*	0	-	*

All directors and executive officers as a group (6 persons, 4 of whom own shares)	2,297,604	(2)(3)	29. 58%	5,000	100%	57.16%

Holders of More than 5%
Christopher John Taylor and Angus James Taylor ATF CTJ Super Fund (549,590) Christopher John Taylor and Angus James Taylor ATF The Taylor Family Superannuation Fund No.2 (80,090)	629,680		8.21%			4.97%

* Less than 1%

(1)	Percentage total voting power represents voting power with respect to all shares of our common stock and Series B Preferred Stock, as a single class. Except as provided in the certificate of designation creating the Series B Preferred Stock or as may be required by law, the holder(s) of Series B Preferred Stock and holders of common stock vote together as a single class on all matters upon which holders of common stock are entitled to vote with holders of Series B Preferred Stock entitled to 1,000 votes for each share of Series B Preferred Stock owned through June 30, 2018 and each holder of common stock entitled to one vote per share of common stock owned. The holder(s) of Series B Preferred Stock are entitled to elect a majority of the members of our Board of Directors through June 30, 2018.

(2)	Consists of 2,101,650 shares of common stock registered in the name of BIX Holdings Pty Ltd ATF The Atherstone Trust & The Evans Family Superannuation Trust, a family trust of which Mr. Evans is the trustee and 100,136 shares owned by his wife.

(3)	Represents shares that may be acquired upon exercise of options at an exercise price of $2.00 per share.

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DISSENTER’S RIGHTS OF APPRAISAL

Stockholders have no right under the GCL, the Company’s Certificate of Incorporation or the Company’s By-Laws to exercise dissenter’s appraisal rights with respect to the adoption of the Amendment.

By Order of the Board of Directors,

June __, 2015	/s/ Hugh Evans
Hugh Evans
Chief Executive Officer and President

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Exhibit A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

SOURCE FINANCIAL, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Source Financial, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

“FOURTH: The Corporation shall have the authority to issue up to 10,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock") and up to 12,000,000 shares of common stock, par value $0.001 per share (the "Common Stock").

(A) Series B Preferred Stock. The Corporation is authorized to issue up to 5,000 shares of Series B Preferred Stock, $0.01 par value per share, which shall have the following preferences, powers, designations and other special rights:

1. Voting. Holders of the Series B Preferred Stock voting as a separate class shall have the right to elect a majority of the members of the Corporation's Board of Directors until June 30, 2018, and until June 30, 2018, shall vote together with the holders of the Common Stock of the Corporation as a single class on all other matters submitted to a vote of stockholders, with each share of Series B Preferred Stock entitled to 1,000 votes, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. The holders of the Series B Preferred Stock shall not be entitled to any voting rights after June 30, 2018. The holders of the Series B Preferred Stock shall be permitted to vote their shares pursuant to written consent in the manner provided to holders of shares of Common Stock in accordance with the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of the Corporation.

2. Dividends. The holders of Series B Preferred Stock shall not be entitled to dividends in respect of shares of Series B Preferred Stock.

3. Liquidation Preference. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation the sum of one tenth of a cent ($0.001) per share of Series B Preferred Stock, after payment to the holders of the Corporation's Common Stock and the holders of any other series or class of the equity securities of the Corporation ranking senior to the Corporation's Common Stock.

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4. Redemption. The shares of series B Preferred Stock shall be redeemable at the option of the Corporation at any time after June 30, 2018 upon not less than 30 days written notice to the holders of the Series B Preferred Stock at a redemption price of one tenth of a cent ($0.001) per share.

5. Vote to Change the Terms of or Issue Series B Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding shares of Series B Preferred Stock shall be required for (i) any change to the Corporation's Certificate of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series B Preferred Stock, or (ii) any issuance of additional shares of Series B Preferred Stock.

6. Record Owner. The Corporation may deem the person in whose name shares of Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series B Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.

(B) Blank Check Preferred Stock. The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(C) Common Stock.

1. Dividends. Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of such holders, and subject to any other conditions that may be fixed in or pursuant to the terms of any series of Preferred Stock authorized pursuant to paragraph (B) of this Article, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors on the Common Stock out of assets which are legally available therefor. Any such dividends shall be divided among the holders of the Common Stock on a pro rata basis.

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2. Liquidation. In the event of any liquidation of the Corporation, after payment or provision for payment of the debts and liabilities of the Corporation and after distribution to the holders of Preferred Stock, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders. Any such assets shall be divided among the holders of Common Stock on a pro rata basis.

3. Voting. Except as may otherwise be required by law and subject to the rights of the holders of Preferred Stock, each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on each matter submitted to a vote of the stockholders.

(D) General.

1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors, which is expressly authorized to fix the same in its absolute discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. Subject to the provisions of this Certificate of Incorporation, the Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the capital stock of the Corporation of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument approved by the board of directors. The board of directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such rights or options.

3. No stockholder of the Corporation shall by reason of his or her holding shares of any class of capital stock of the Corporation have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of that stockholder.

4. Cumulative voting of shares of any capital stock having voting rights shall not be permitted.”

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SECOND: That thereafter, pursuant to resolution of its Board of Directors, said amendment was approved by written consent of the holder of a majority of the outstanding voting shares of the Corporation entitled to vote upon said amendment in lieu of a special meeting of the stockholders of said corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.”

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of July, 2015

/s/ Hugh Evans
Hugh Evans
President and Chief Executive Officer

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